Exhibit 10.12

TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement (this “Agreement”) is entered into as of July 15, 2009 (“Effective Date”) by and between Ecosphere Energy Services, LLC, a Delaware limited liability company (“Licensee”), and Ecosphere Technologies, Inc., a Delaware corporation (“Licensor”).

The parties hereby agree as follows:

Section 1.   Background

1.1
Licensor owns certain technologies related to processes known as Licensor’s Ozonix Process, EcosFrac Process and EcosBrine and the design and manufacturing of equipment and systems that use Licensor’s Ozonix Process, EcosFrac Process and/or EcosBrine.

1.2
Licensor wishes to grant to Licensee an exclusive license to market, sell, make, have made, use and maintain such technologies solely in a defined Field of Use in any part of the world, with the right to sublicense, and the other rights specified herein, and Licensee wishes to obtain such a license, solely upon and subject to the terms and conditions hereof.

Section 2.   Definitions

As used in this Agreement, the terms set forth in this Section 2 shall have the meanings set forth below.

“Affiliate” means, with respect to any Person, any Entity in whatever country organized that controls, is controlled by or is under common control with such Person.  The term “control” means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an Entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble.

“Assignment Agreements” means the agreements assigning ownership of the Patents and other Licensed Technology from the inventors and/or prior owners to Licensor.

“Bankruptcy Code” is defined in Section 13.15.

“BCG” means Bledsoe Capital Group, LLC, a Montana  limited liability company.

“Cash Fee” is defined in Section 4.1.

“Confidential Information” means all information furnished to Licensee or its Representatives (as defined below) in connection with this Agreement by Licensor or any of its Representatives.  The term “Representatives” means, as to any Person, such Person’s Affiliates and its and their respective directors, managers, members, officers, employees, advisors, agents, or representatives.  The term “Confidential Information” does not include any information which (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by Licensee or its Representatives), (ii) was or becomes available to Licensee on a non-confidential basis from a Person (other than BCG or any of its Representatives) not known or reasonably suspected by Licensee to be bound by a confidentiality agreement with Licensor or its Representatives, or (iii) has been or becomes independently developed by Licensee or on its behalf without violating its obligations under this Agreement, but only if Licensee is not an Affiliate of Licensor.

“Contributed Debt” means (a) the Credit Agreement dated April 14, 2009, originally by and between BCG, EES Sub and Licensor and (b) the related Secured Note dated April 14, 2009, originally by and between BCG and EES Sub, which such Credit Agreement and Secured Note were contributed by BCG to CWP.

“Copyrights” means the copyright in any work of authorship or other work included in the Licensed Technology.

“CWP” means Clean Water Partners, LLC, a Delaware limited liability company.

“Docket” means Licensor’s, or its agents’, list or other means of tracking information related to the prosecution or maintenance of the Patents throughout the world, including information related to deadlines, payments, and filings, which is current as of the Effective Date.

“EcosBrine” means the Licensor proprietary process of using a high chloride water to be blended at the frac site for recurrent use to reduce completion costs.

“EcosFrac Process” means the Licensor proprietary advanced oxidation process that removes organic compounds, cations, and bacteria from fluids.

“EES Sub” means EES Operating, LLC, a Delaware limited liability company (as successor by conversion to Ecosphere Energy Services, Inc., a Florida corporation).

“Effective Date” is defined in the preamble.

“Entity” means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other legal entity.

“Field of Use” means the field of treating any product, waste, by-product or other items (including, without limitation, produced waters, frac flowback waters and various industrial waste waters) generated during the exploration, production, refining and distribution of energy from natural resources (including, without limitation, oil, natural gas, hydrocarbons, coal, coal bed methane, tar sands and any other natural resource) that now are, or that in the future may be determined to be, capable of remediation by the Ozonix Process, EcosFrac Process or EcosBrine.

“Geographic Area” means any area of the world.

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“Licensed Products” means:

(a)	any and all equipment, systems, and products that may now or hereafter use the Ozonix Process, EcosFrac Process or EcosBrine;

(b)	all parts, components and subassemblies of the equipment, systems or products described in clause (a) of this subsection;

(c)
all equipment and goods that are or may be used in connection with or ancillary to the design, manufacture, testing, use, sale, maintenance or repair of the equipment, systems or products described in clause (a) of this subsection; and

(d)	all modifications and enhancements to any of the foregoing equipment, systems or products or other items described in clause (a), (b) or (c) of this subsection.

“Licensed Technology” means all intellectual property, trade secrets, Trademarks, know-how, designs, processes, software, works of authorship, copyrightable works, mask works, data, discoveries, inventions and improvements, whether patentable or not, technology, information and documentation now owned or hereafter owned by Licensor, together with all improvements, enhancements, derivative works and modifications hereafter developed or acquired and owned, by Licensor, related to the Ozonix Process, EcosFrac Process or EcosBrine or to the testing, use, sale, maintenance, repair, design or manufacture of any Licensed Products, or the use of any of the Ozonix Process, the EcosFrac Process or the EcosBrine.  Licensed Technology may be recorded or fixed in written or other form and includes, but is not limited to, the following to the extent they are now or hereafter owned by Licensor:

(a)	The Patents;

(b)	All U.S. or foreign copyrights or mask work rights now owned or hereafter created or owned by Licensor and related to the Ozonix Process, EcosFrac Process and EcosBrine or any Licensed Products;

(c)
Source code and object code for all software owned or hereafter created or owned by Licensor related to the Ozonix Process, EcosFrac Process and EcosBrine or any Licensed Products, together with all flow charts, development notes and other documentation pertaining to such source code;

(d)	All specifications related to the Ozonix Process, EcosFrac Process and EcosBrine or any Licensed Products;

(e)	All designs and engineering drawings related to the Ozonix Process, EcosFrac Process and EcosBrine or any Licensed Products;

(f)	Recommendations and information as to sources of materials and components for any of the Licensed Products, including current vendors;

(g)
A list of any special tools necessary to test, manufacture, use, maintain or repair any of the Licensed Products and parts for any of the Licensed Products, and locations and sources of, and manufacturing drawings for, such tools;

(h)	All production, testing, installation, operation, service and quality control documentation related to any of the Licensed Products;

(i)	Any rights or licenses granted by any Person to Licensor related to the Ozonix Process, EcosFrac Process or EcosBrine or any Licensed Products;

(j)	Any and all designs that embody, use, or implement any Licensed Technology; and

(k)
Any other technical information related to the Ozonix Process, EcosFrac Process or EcosBrine or any of the Licensed Products which is owned by Licensor and is reasonably required by Licensee to manufacture, use, sell, import, export, test or maintain any of the Licensed Products and parts for any of the Licensed Products whether or not such technical information is considered proprietary to Licensor.

“Licensed Works” means all works of authorship, copyrightable works, and mask works included in the Licensed Technology.

“License Fee” is defined in Section 4.1.

“Licensor” is defined in the preamble.

“Licensee” is defined in the preamble.

“Ozonix Process” means the Licensor’s proprietary advanced oxidation process that combines ozone generation and ultrasound technology in a pressure compensated reaction tank to treat product, waste, by-product or other items capable of remediation.

“Patents” means all U.S. and foreign patents and patent applications owned or hereafter owned by Licensor and related to any of the Ozonix Process, EcosFrac Process or EcosBrine or any Licensed Products, including, without limitation, (i) each of the provisional patent applications, patent applications and patents listed on Exhibits A and B (as such lists may be updated during the term hereof); (ii) all patents or patent applications to which any of the foregoing claim priority; (iii) all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, and divisions of such patents and applications; (iv) foreign counterparts to any of the foregoing, including certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants, and (v) any of the foregoing in (ii)-(iv) whether or not expressly listed in Exhibit A or B and whether or not abandoned, rejected, or the like.

“Person” means any individual or Entity.

“Representative” is defined in the definition of Confidential Information.

“Trademark” means any trademark or service mark or mark subject to an application for registration, owned by Licensor and used in connection with the Ozonix, EcosBrine, or EcosFrac processes, but excludes any domain names.

Section 3.   Grant of Exclusive Licenses and Assignment of Rights

3.1
Patent License.  Licensor hereby grants to Licensee the exclusive (including with respect to Licensor), perpetual, irrevocable, transferable (to the extent expressly permitted herein), sublicensable license in the Geographic Area of all rights of any kind conferred by the Patents, including, without limitation, the rights of any kind to, or conferred by, the Patents to, solely within the Field of Use, (a) use or otherwise practice any art, methods, processes, and procedures covered by the Patents, (b) make or have made, use, offer to sell, sell, import, and otherwise distribute or dispose of any inventions, discoveries, products, services, or technologies covered by the Patents, (c) otherwise exploit any rights granted in the Patents and/or any invention or discovery described in the Patents, and (d) exclude other Persons from exercising any of such rights.

3.2
Copyright License.  Licensor hereby grants to Licensee the exclusive (including with respect to Licensor), perpetual, irrevocable, transferable (to the extent expressly permitted herein), sublicensable license in the Geographic Area, under any U.S. and foreign copyrights or mask work rights in or related to any Licensed Works, to, solely within the Field of Use, (a) exercise all rights of any kind conferred under any U.S. or foreign copyrights or mask work rights with respect to the Licensed Works, (b) use, copy, reproduce, adapt, enhance, modify, display, perform, make derivative works, and distribute the Licensed Works and derivative works based on the Licensed Works, (c), make or have made, use, offer to sell, sell, import, export, design, test, maintain and repair Licensed Products, (d) perform services, (e) otherwise exploit any rights in the Licensed Works, and (f) exclude other Persons from exercising any such rights.

3.3
Technology License.  Except with respect to Trademarks, Licensor hereby grants to Licensee the exclusive (including with respect to Licensor), perpetual, irrevocable, transferable (to the extent expressly permitted herein), sublicensable  license in the Geographic Area, under any rights in Licensed Technology not licensed to Licensee in Sections 3.1 and 3.2 above, to, solely within the Field of Use, (a) exercise all rights of any kind in or related to such Licensed Technology, (b) use and otherwise exploit such Licensed Technology, (c) make or have made, use, offer to sell, sell, import, export, design, test, maintain and repair Licensed Products, (d) perform services, (e) enforce any rights in such Licensed Technology, and (f) exclude other Persons from exercising any rights in such Licensed Technology.

3.4
Trademark License.  Licensor hereby grants to Licensee the exclusive (including with respect to Licensor), perpetual, irrevocable, license in the Geographic Area to use the Trademarks solely on or in connection with goods and services within the Field of Use.  Any and all uses of any of the Trademarks by Licensee in the Field of Use shall inure solely to the benefit of Licensor.  The goods and services on or in connection with which any of the Trademarks are used shall substantially meet or exceed the quality of the corresponding goods and services provided by Licensor prior to the date hereof.

Licensee shall provide such specimens of its use of the Trademarks as are reasonably requested by Licensor from time to time.  Licensee may not file any application for any registration of a mark or for any domain name which consists in whole or in part of any of the Trademarks in its own name or in the name of any Affiliate (other than Licensor), and may not and shall not allow any Affiliate (other than Licensor) file any application for any registration of any mark or domain name which includes or is confusingly similar to any of the following terms: Ecosphere, Ecosphere Technologies, EcosBrine, EcosFrac, and/or Ozonix.

3.5
Sublicenses.  The licenses granted to Licensee in Sections 3.1, 3.2 and 3.3 hereof shall include the right to grant and authorize sublicenses. Licensee shall not grant rights greater than those granted to Licensee under this Agreement.  No later than twenty (20) days prior to the execution of any sublicense agreement, Licensee shall provide Licensor with prior written notice of such proposed execution along with a copy of all definitive documentation related to the sublicense, including, without limitation, an execution version of the sublicense agreement. Any sublicense agreement shall (a) be no less favorable to Licensee than this Agreement is to Licensor, (b) contain confidentiality obligations, limits of liability, and indemnity provisions in favor of Licensor that are binding on the sublicensee and (c) contain a provision making the Licensor a third party beneficiary to such sublicense.  No sublicense granted to any Person pursuant to the terms of this Agreement shall be terminable as a result of the termination of this Agreement, unless expressly set forth in such sublicense.

3.6
Improvements. Each party shall promptly advise the other of all material improvements, enhancements, derivative works and modifications in the Licensed Technology hereafter developed or owned by it, which were developed or acquired which can be reasonably foreseen to be usable in the Field of Use and which shall be added to the subject matter of this Agreement for no additional consideration.  Each party shall deliver all such updating information to the other at least once per calendar quarter on the first business day of each calendar quarter so long as this Agreement is in effect.  Each party shall be the sole owner of any and all improvements, enhancements, derivative works, and modifications to any Licensed Technology made by it.  Provided, however, that Licensee may not file any patent application or obtain any patent outside the Field of Use.

3.7
Initial Training and Technical Assistance.  Licensor shall train, instruct and advise up to five (5) Licensee employees, sublicensees and independent contractors designated by Licensee in all aspects of the operation and final testing of the Licensed Products.  This training (a) shall commence on August 1, 2009, (b) shall proceed in good faith at a reasonable pace to completion, (c) may be conducted individually or collectively, (d) shall be conducted at Licensor’s facility located in Stuart, Florida and (e) shall be at Licensor’s sole cost and expense, not including food, lodging or transportation.  Licensor shall complete such training prior to October 31, 2009.  Additional training sessions, if necessary, shall be held each calendar quarter, under the same conditions, with respect to updates supplied pursuant to Section 3.6.

3.8
Proprietary Rights Notices.  Any products made, sold or used by Licensee shall carry intellectual property rights notices relating to the existence and ownership of the Patents, the Licensed Technology and this License in the forms specified under U.S. law.

3.9
Nature of Exclusive Licenses.  Nothing contained in this Agreement or any sublicense hereunder shall limit Licensor with respect to the ownership of the Patents, Licensed Works, Licensed Technology, Trademarks and the Licensed Products or their use outside the Field of Use.

Section 4.   Payment and Deliverables

4.1
Payment.  Licensee shall pay to Licensor a license fee (the “License Fee”) in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) payable on the Effective Date as follows:  (a) a $1,500,000 cash payment from Licensee to Licensor (the “Cash Fee”) and (b) the termination by Licensee of all of Licensor’s obligations in respect of the Contributed Debt.

4.2
Nondivision.  No Person will anticipate, alienate, hypothecate, divide, pledge, exchange, encumber, or charge any right to payment (if any) under this Agreement, and any attempt to anticipate, alienate, hypothecate, divide, pledge, exchange, encumber, or charge any right to payment under this Agreement will be void.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefit (if any such benefit arises).

4.3
Deliverables.  Within sixty (60) days of the Effective Date, and from time to time thereafter, Licensor shall deliver to Licensee those elements set forth in clauses (c) through (k) of the definition of the Licensed Technology.

Section 5.   Further Cooperation

5.1
Further Cooperation.  At the reasonable request of Licensee, Licensor will execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including, without limitation, execution, acknowledgment and recordation of other such papers, and using reasonable efforts to obtain the same from the respective inventors, to the extent necessary for fully conveying unto Licensee the benefit of the transactions contemplated hereby, including, without limitation, providing and assisting in obtaining execution of any assignments, confirmations, powers of attorney, inventor declarations, and other documents that Licensee may request for prosecuting, maintaining, filing, obtaining issuance of, registering, enforcing, defending, or bringing any proceeding related to the Patents or other Licensed Technology to the extent expressly permitted herein.  To the extent any attorney-client privilege or the attorney work-product doctrine applies to any portion of the prosecution history files, Licensor will ensure that, if any such portion of the prosecution history file remains under Licensor’s possession or control after the Effective Date, it is not disclosed to any third party unless (a) disclosure is ordered by a court of competent jurisdiction, after all appropriate appeals to prevent disclosure have been exhausted, and (b) Licensor gives Licensee prompt notice upon learning that any third party sought or intended to seek a court order requiring the disclosure of any such portion of the prosecution history file.

Section 6.   Filing, Prosecution and Maintenance of Patent Rights and Other Licensed Technology

6.1
Licensor Obligations.  Licensor shall have the right to prepare, file, prosecute, maintain and defend each of the Patents. Licensor shall have the right to maintain and defend the Licensed Technology other than the Patents.  Licensor shall consult with Licensee on such matters from time to time on Licensee’s reasonable request.

6.2
Copies of Prosecution Documents.  Licensor shall, upon Licensee’s reasonable request, provide Licensee with a copy of documents received, filed or to be filed by Licensor pertaining to the filing, prosecution, maintenance or defense of Patents, including but not limited to each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such patent application.

6.3
Prosecution by Licensee.  If Licensor fails to prepare, file, prosecute, maintain or defend any of the Patents or other Licensed Technology, then Licensee shall have the right, but no obligation, to prepare, file, prosecute, maintain and defend the Patents and other Licensed Technology, solely within the Field of Use.  Licensee may exercise such right by giving written notice to Licensor.  Following the exercise of such right by Licensee, the conduct of the preparation, filing, prosecution, maintenance, and defense of that particular patent or patent application or item of the Licensed Technology will be under Licensee’s exclusive control and discretion.  Following Licensee’s election to exercise such rights, Licensee is authorized to execute and record, on Licensor’s behalf, any document submitted to the USPTO or other governmental patent office that pertains to filing, prosecution, maintenance, or defense of that particular patent or patent application, including, without limitation, statements under 37 C.F.R. § 3.73(b), consents to reissue applications, and declarations.  Licensee will consult with Licensor on such matters from time to time on Licensor’s reasonable request.

Section 7.   Enforcement of Patents and Other Licensed Technology.

7.1
Enforcement by Licensee Within the Field of Use. Licensee shall have the right, but not the obligation, to enforce the Patents and other intellectual property rights in the Licensed Technology solely within the Field of Use, at Licensee’s sole expense.  Licensee shall retain all recoveries, via award or settlement, associated with any such actions.  On Licensor’s written request, Licensee shall consult with and keep Licensor advised of Licensee’s strategies, plans, progress and results of any such enforcement action.

7.2
Enforcement by Licensor Within the Field of Use.  If Licensee fails to enforce any of the Patents or other intellectual property rights in the Licensed Technology within the Field of Use and if Licensor shall desire to institute and prosecute any action with respect to the infringement of the Patents or other Licensed Technology within the Field of Use, Licensor shall give written notice of its desire to do so to Licensee.  If, within 30 days of receipt of such notice, Licensee advises Licensor of its intent to enforce the Patents and other Licensed Technology within the Field of Use or fails to do so with diligence, then Licensee shall retain the rights set forth in Section 7.1 and shall be entitled to initiate, prosecute and control any such case, but if Licensee fails to so advise Licensor in writing within such 30 day period, then Licensor shall have the right, but not the obligation, to institute, prosecute and control any case, action or proceeding with respect to infringement of the Patents and other Licensed Technology within the Field of Use, using counsel of its choice, including any declaratory judgment action arising from such infringement.  Licensor may exercise such right by giving written notice to Licensee.  Licensor shall retain all recoveries, via award or settlement, associated with any such actions prosecuted by it pursuant to this Section 7.2.  On Licensee’s written request, Licensor shall consult with and keep Licensee advised of Licensor’s strategies, plans, progress and results of any such enforcement action.

7.3
Enforcement by Licensor Outside the Field of Use.  Licensor shall have the right, but not the obligation, to enforce the Patents and other intellectual property rights in the Licensed Technology solely outside the Field of Use, at Licensor’s expense.  On Licensee’s written request, Licensor shall consult with and keep Licensee advised of Licensor’s strategies, plans, progress and results of any such enforcement action.

7.4
Enforcement by Licensee Outside the Field of Use.  If Licensor fails to enforce any of the Patents or other intellectual property rights in the Licensed Technology outside the Field of Use, then Licensee shall have the right, but not the obligation, to institute, prosecute and control any case, action or proceeding with respect to infringement of the Patents and other Licensed Technology outside the Field of Use, using counsel of its choice, including any declaratory judgment action arising from such infringement.  Licensee may exercise such right by giving written notice to Licensor.  On Licensor’s written request, Licensee shall consult with and keep Licensor advised of Licensee’s strategies, plans, progress and results of any such enforcement action.

7.5
Cooperation in Litigation.  Following the exercise by Licensee of the rights set forth in Section 7.1 or 7.4, Licensee shall have the right to bring any such action or proceeding to enforce claims under the Patents and other Licensed Technology in its own name, without naming Licensor as a party thereto.  However, if necessary or desirable in Licensee’s sole discretion, Licensee may name Licensor as a party in any such action or proceeding to enforce the Patents or other Licensed Technology and, in the event of any enforcement action within the Field of Use by Licensee, if requested by Licensee, Licensor agrees to join the action as a party plaintiff.  Following the exercise by Licensor of the rights set forth in Section 7.2 or 7.3, Licensor shall have the right to bring any action or proceeding to enforce claims under the Patents and other Licensed Technology in its own name, without naming Licensee as a party thereto.  However, if necessary or desirable in Licensor’s sole discretion, Licensor may name Licensee as a party in any such action or proceeding to enforce the Patents or other Licensed Technology and, in the event of any such enforcement action within the Field of Use by Licensor, if requested by Licensor, Licensee agrees to join the action as a party plaintiff.  Each party shall reasonably cooperate in the enforcement of any of the Patents or other Licensed Technology, including executing such documents as may be reasonably necessary.  Each party shall execute all papers or perform any other acts or provide any assistance, at the other’s expense, toward pursuing such action, as reasonably required by the party bringing such action or proceeding.  Each party agrees to use reasonable efforts to make its personnel reasonably available to cooperate, at the other party’s expense, toward pursuing such action.

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Section 8.   Confidential Information

8.1
Confidentiality.  Licensee and its Representatives will keep the Confidential Information confidential and (except as required by applicable law, regulation or legal process, and only after compliance with Section 8.2 below) will not, without Licensor’s prior written consent, disclose any Confidential Information to any Person, except that Confidential Information (or portions thereof) may be disclosed to (A) Licensee’s Representatives who have a need to know such information (it being understood that prior to such disclosure Licensee’s Representatives will be informed of the confidential nature of the Confidential Information) and (B) customers, potential customers, sub-licensees, potential sub-licensees, and financing and investment sources of the Licensee (it being understood that (i) prior to such disclosure Licensee shall obtain an agreement from such Persons that is at least as protective of the Confidential Information as the provisions of this Section 8 and Section 13.5, and (ii) such disclosure shall be only to those Persons who have a need to know such information and only to the extent necessary).

8.2
Disclosure.  In the event that Licensee is requested or required to disclose all or any part of the Confidential Information pursuant to any applicable law, regulation of legal process, including pursuant to a subpoena or order issued by a court of competent jurisdiction or a federal, state or local governmental or regulatory body or pursuant to a civil investigative demand or similar judicial process, Licensee will (i) notify Licensor promptly of the existence, terms and circumstances surrounding such request or requirement so that Licensor may seek to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such information, (ii) consult with Licensor on the advisability of taking legally available steps to resist or narrow such request or requirement, and (iii) if disclosure of any such information is required, disclose only that portion of the information which, upon advice of Licensee’s legal counsel, Licensee is legally required to disclose.

Section 9.   Representations and Warranties of Licensor

Licensor represents and warrants to Licensee as of the Effective Date:

9.1
Authority.  Licensor is a company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation.  Licensor has the full power and authority and has obtained all third party consents, approvals, and/or authorizations required to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment to Licensee of all causes of action with respect to the Patents.

9.2
Due Authorization.  Licensor is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.  The individuals executing this Agreement on behalf of such Licensor Party have been duly authorized to do so by all requisite corporation action by such Licensor Party.

9.3
Binding Agreement.  This Agreement is a legal and valid obligation binding upon Licensor, and enforceable against Licensor, in accordance with its terms.  The execution, delivery and performance of this Agreement by Licensor does not conflict with the articles of organization or bylaws of Licensor or with any agreement, instrument or understanding to which Licensor is a party, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

9.4
Title and Contest.  Licensor owns all right, title and interest (subject to 35 U.S.C. § 202) to each right conferred under this Agreement with respect to the Patents.  Licensor has obtained and properly recorded previously executed assignments for the Patents as necessary to record its rights and title therein in accordance with governing law and regulation in each jurisdiction.  Each right conferred under this Agreement with respect to the Patents is free and clear of all liens, mortgages, security interests, and restrictions on transfer.  To Licensor’s knowledge, there are no actions, suits, investigations, claims, or proceedings threatened, pending or in progress relating in any way to the Licensed Technology or to any right conferred under this Agreement.  There are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to or in any Person (other than customers or potential customers under contracts, agreements, commitments, bids, offers or rights to which EES Sub is a party or to which EES Sub will be a party upon transfer from Licensor) to acquire any Patents or any portion of the Licensed Technology.

9.5
Existing Licenses and Restrictions on Rights.  No license under the Patents has been granted by Licensor, any prior owner, or inventors.  No prior owner or any inventor owns  any rights or interest in the Patents or the related causes of action.  Licensee will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of any Patents or the related causes of action as a result of the transactions contemplated in this Agreement or any prior transaction related to the Patents.

9.6
Validity and Enforceability.  None of the Patents has been found invalid, unpatentable, or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, with the exception of publicly available documents in the applicable patent office recorded with respect to the Patents, and with such exception, Licensor does not know, has not received any notice or claim from any source suggesting that, the Patents are invalid, unpatentable, or unenforceable, nor does Licensor have any knowledge of any facts that render the Patents invalid, unpatentable or unenforceable.  To the extent “small entity” fees were paid to the United States Patent and Trademark Office for any of the Patents, such reduced fees were then appropriate because the payor qualified to pay “small entity” fees at the time of such payment and specifically had not licensed rights in the any of the Patents to an entity that was not a “small entity.”

9.7
Conduct.  To its knowledge, Licensor and its representatives have not engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Patents or materially hinder its enforcement, including, without limitation, misrepresenting Licensor’s patent rights to a standard-setting organization.  To Licensor’s knowledge, there is no obligation imposed by a standards-setting organization on Licensee to license any of the Patents on particular terms or conditions.

9.8	Enforcement. Licensor has not (a) put a third party on notice of actual or potential infringement of any of the Patents or (b) initiated enforcement action(s) with respect to any of the Patents.

9.9	Patent Office Proceedings. None of the Patents has been or is currently involved in any reexamination, reissue, or interference proceeding, and no such proceedings are pending or threatened.

9.10	Fees. All maintenance fees, annuities and the like due or payable on each of the Patents have been timely paid.

9.11
Good Title, Free of Rights of Others.  The Licensor reasonably believes that it owns all Licensed Technology, free and clear of all security interests, liens, encumbrances, restrictions, licenses, rights and claims of any Person. Licensor has all rights, title and interest in and to the material Licensed Technology necessary to grant the rights and licenses set forth in this Agreement, and to perform Licensor’s obligations under this Agreement, and has no reason to believe otherwise.

9.12
Inventors and Other Creators.  The Licensed Technology was created, conceived, invented and developed solely by individuals who were employees of Licensor at the time that they created, conceived, invented and developed the Licensed Technology.  Each Person who participated in the creation, conception, invention or development of any Licensed Technology has assigned by written agreement or by operation of law to Licensor all copyrights, patent rights, and other intellectual property rights in the Licensed Technology.  Attached hereto as Exhibit C is a copy of each such assignment from each such Person.

9.13
Existing Licenses.  To Licensor’s knowledge, no Person, except for customers or potential customers under contracts, agreements, commitments, bids, offers or rights to which EES Sub is a party or to which EES Sub will be a party upon transfer from Licensor, has a copy, or the right to acquire or discover a copy, or any right under, or any right to use all or any part of any of the Licensed Technology or any earlier version of any Licensed Technology.  No licenses or rights of any kind have been granted by Licensor to any Person, except for customers or potential customers under contracts, agreements, commitments, bids, offers or rights to which EES Sub is a party or to which EES Sub will be a party upon transfer from Licensor, pertaining to all or any part of the Licensed Technology.  There are no outstanding options, licenses or agreements of any kind relating to the Licensed Technology, or to the manufacture, use or sale of Licensed Products or their improvements, except for customers or potential customers under contracts, agreements, commitments, bids, offers or rights to which a EES Sub is a party or to which EES Sub will be a party upon transfer from Licensor, pertaining to all or any part of the Licensed Technology.

9.14
No Infringement.  To its knowledge, the Licensed Technology, and the use thereof, does not infringe, misappropriate or otherwise violate any patent, copyright, mask work right, trademark right, trade dress right, trade secret right, or other intellectual property right of any Person.  To its knowledge, the manufacture, use, sale, export and import of any of the Licensed Products do not infringe or misappropriate any intellectual property rights of any Person.

9.15
No Violation of Obligations of Licensor.  The licenses granted by the Licensor in this Agreement, and the other obligations of Licensor under this Agreement do not constitute a breach of, default under or other violation of any agreement, contract or obligation of Licensor.

9.16	Trade Secrets. Licensor has taken reasonable measures to protect the secrecy of any material trade secrets included in the Licensed Technology.

9.17
Software Warranty.  Licensor warrants to Licensee that the software that is included in the Licensed Technology shall:  (a) perform generally in accordance with the documentation that Licensor has provided with such software; and (b) perform generally in accordance with industry standards of reliability.

Section 10.   Representations and Warranties of Licensee

Licensee makes each of the following representations and warranties to Licensor as of the Effective Date:

10.1	Authority. Licensee is duly organized and validly existing under the laws of Delaware and has full power and authority to enter into this Agreement and to carry out the provisions hereof.

10.2
Due Authorization.  Licensee is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.  The individual executing this Agreement on Licensee’s behalf has been duly authorized to do so by all requisite limited liability company action.

10.3
Binding Agreement.  This Agreement is a legal and valid obligation binding upon Licensee, and enforceable against Licensee, in accordance with its terms.  The execution, delivery and performance of this Agreement by Licensee does not conflict with the articles of organization or operating agreement of Licensee or with any material agreement, instrument or understanding to which Licensee is a party, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

Section 11.   Indemnification

11.1
Licensor shall, at its own expense, defend, indemnify, and hold harmless and respond to any third party claim and defend any suit or proceeding brought against Licensee or Licensee’s sublicensees or customers, which claim, suit or proceeding is based on any allegation that the use of the Licensed Technology, or the manufacture, use or sale of any of the Licensed Products, constitutes (a) infringement of any patent or any copyright under the laws of the U.S., or (b) misappropriation or wrongful use of any trade secret.  Licensor’s obligations under this Section 11.1 shall be conditioned on the following: any purported indemnitee must notify Licensor promptly of any such claim, suit or proceeding and shall give Licensor such information and assistance, at Licensor’s expense and at no out-of-pocket cost (other than delivery or telecommunications costs) to Licensee, as may be reasonably necessary to enable Licensor to respond to any such claim and to defend any such suit or proceeding, and Licensor shall have sole control over the defense and/or settlement of any such suit or proceeding.  Licensor shall at all times keep Licensee advised, on a current basis, of the state of any such claim, suit or proceeding and Licensor’s actions with respect to the same.  Licensee shall have the right to participate in the defense of any such claim, suit or proceeding at its own expense and its own counsel.  Notwithstanding anything to the contrary, Licensor shall have no obligations under this Section 11.1 with respect to any claim, suit or proceeding which results from (a) the combination or use of the Licensed Technology or a Licensed Product with any other goods or services not provided by Licensor, (b) the use of the Licensed Technology or a Licensed Product in a manner not expressly allowed under this Agreement, or (c) the use of a prior version of the Licensed Technology or a Licensed Product if an updated version has been made available by Licensor and the use of the updated version would have avoided such infringement or misappropriation.

11.2
Licensee shall, at its own expense, defend, indemnify, and hold harmless and respond to any third party claim and defend any suit or proceeding brought against Licensor or Licensor’s customers, which claim, suit or proceeding is based on any allegation arising out of or relating to any Licensed Products or the use of any Licensed Technology by Licensee or its customers or sublicensees, except with respect to third party claims, suits or proceedings for which Licensor has a duty of indemnification as expressly set forth in Section 11.1.  Licensee’s obligations under this Section 11.2 shall be conditioned on the following: any purported indemnitee must notify Licensee promptly of any such claim, suit or proceeding and shall give Licensee such information and assistance, at Licensee’s expense and at no out-of-pocket cost (other than delivery or telecommunications costs) to such indemnitee, as may be reasonably necessary to enable Licensee to respond to any such claim and to defend any such suit or proceeding, and Licensee shall have sole control over the defense and/or settlement of any such suit or proceeding.  Licensee shall at all times keep Licensor advised, on a current basis, of the state of any such claim, suit or proceeding and Licensee’s actions with respect to the same.  Licensor shall have the right to participate in the defense of any such claim, suit or proceeding at its own expense and its own counsel.  Notwithstanding anything to the contrary, Licensee shall have no obligations under this Section 11.2 with respect to any claim, suit or proceeding for which Licensor has a duty of indemnification as expressly set forth in Section 11.1

-

11.3
In the event an indemnifying party fails to respond to any such claim or to defend any such suit or proceeding brought against an indemnitee, or an indemnifying party notifies an indemnitee that the indemnifying party is unable to do so, indemnitee may, but shall not be obligated to, respond to the claim or defend or assume the defense of the suit or proceeding, in which event indemnitee is hereby authorized, upon giving prior notice to the indemnifying party, to proceed, if it so elects, in the indemnifying party’s name and/or in its own name or the name(s) of its sublicensees or customer(s).

Section 12.   Non-Assertion of Rights

Licensor shall not assert any Patents, copyright, trade secret rights or other intellectual property rights relating to the Licensed Technology against Licensee or Licensee’s sublicensees or customers relating to the manufacture, use or sale of the Licensed Products or with respect to the use of the Licensed Technology by Licensee or Licensee’s sublicensees or customers as allowed by the terms of this Agreement.  Licensee shall not assert any patents nor any copyright, trade secret rights or other intellectual property rights relating to the Licensed Technology against Licensor or Licensor’s sublicensees or customers relating to the manufacture, use or sale of any goods or services or with respect to the use of the Licensed Technology by Licensor or Licensor’s sublicensees or customers outside of  the Field of Use as allowed by the terms of this Agreement.  In no event whatsoever may Licensee contest, challenge or attack the validity, enforceability, scope, and Licensor’s ownership of the Patents, Copyrights, Trademarks, and Licensed Technology.

Section 13.   Miscellaneous

13.1
Relationship of Parties.  The parties hereto are independent contractors.  Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the parties.  Neither party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

13.2
Successors.  The terms and conditions of this Agreement will be binding on and inure to the benefit of the parties, their successors, assigns and other legal representatives.  This Agreement may not be assigned by either party nor may either party delegate any of its obligations hereunder without the written consent of the other party.

13.3	Term and Termination. The term of this Agreement will commence on the Effective Date and shall continue indefinitely.

13.4
Governing Law.  This Agreement and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions.

13.5
Remedies.  The parties acknowledge and agree that monetary damages would be an inadequate remedy in the event of any breach or threatened breach of any of the provisions hereof by any parties hereto, and that in such event, each of the parties hereto shall be entitled to an order for specific performance, injunctive relief or other appropriate equitable remedy in any court of competent jurisdiction and without the necessity of post any bond or other security.

13.6
Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

13.7
Waiver.  Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision in this Agreement or any other agreement that may be in place between the parties.

13.8
Miscellaneous.  This Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions.  Neither of the parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein.  The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  This Agreement is not intended to confer any right or benefit on any third party (including, but not limited to, any employee or beneficiary of any party), and no action may be commenced or prosecuted against a party by any third party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement.  No oral explanation or oral information by either party hereto will alter the meaning or interpretation of this Agreement.  No amendments or modifications will be effective unless in writing signed by authorized representatives of both parties.  Except as specifically provided in this Agreement, the terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any letter, email or other communication or other writing not expressly incorporated into this Agreement.  The following exhibits are attached hereto and incorporated herein:  Exhibit A (entitled “Issued Patents”); Exhibit B (entitled “Pending Patent Applications”); and Exhibit C (entitled “Copies of Assignments”).

13.9
Counterparts; Electronic Signature.  This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument.  Each party will execute and promptly deliver to the other party a copy of this Agreement bearing the original signature.  Prior to such delivery, in order to expedite the process of entering into this Agreement, the parties acknowledge that a Transmitted Copy of this Agreement will be deemed an original document.  “Transmitted Copy” means a copy bearing a signature of a party that is reproduced or transmitted via email of a .pdf file, photocopy, facsimile, or other process of complete and accurate reproduction and transmission.

13.10
Limitation of Liability.  NEITHER PARTY’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL EXCEED THE PAYMENT AMOUNT SET FORTH IN SECTION 4.1 OF THIS AGREEMENT.  THE PARTIES ACKNOWLEDGE THAT THIS LIMITATION ON POTENTIAL LIABILITIES WAS AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

13.11
Limitation on Consequential Damages.  EXCEPT FOR A MATERIAL BREACH OF SECTION 3.1, 3.2, 3.3, 3.4, 3.5, 3.9, OR 8, NEITHER PARTY SHALL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY, FOR COVER OR FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS EMPLOYEES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.12
Compliance with Laws.  Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

13.13
Notices.  All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and if in writing shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Licensor	If to Licensee

Ecosphere Technologies, Inc.	Ecosphere Energy Services, LLC
3515 S.E. Lionel Terrace	3515 S.E. Lionel Terrace
Stuart, FL 34997	Stuart, FL 34997
Attention: Mr. Dennis McGuire	Attention: Mr. Michael O’Kelly

Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery.  Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.

13.14	Bankruptcy.
Licensor and Licensee acknowledge that this Agreement and certain of the licenses set forth herein constitute “intellectual property” for purposes of Section 101 (35A) of Title 1, United States Code (the “Bankruptcy Code”).  Licensor acknowledges that if either Licensor, as a debtor in possession, or a trustee in bankruptcy in a case under the Bankruptcy Code rejects this Agreement, Licensee may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code.  Upon written request of Licensee to Licensor or the trustee in bankruptcy, Licensor or such trustee in bankruptcy shall not interfere with the rights of Licensee as provided in this Agreement.

13.15
No Implied Rights.  Neither party shall obtain any rights or licenses in or to any intellectual property rights of the other party except as expressly set forth in this Agreement, whether by implication, estoppel, or otherwise.  All rights and licenses not expressly granted herein are hereby expressly reserved by each party to itself.

[Signature page  follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth above.

ECOSPHERE ENERGY SERVICES, LLC	ECOSPHERE TECHNOLOGIES, INC.

/s/	/s/
Name: Dennis McGuire	Name: Dennis McGuire
Title: President	Title: President

Exhibit A

to

Technology License Agreement

Issued Patents

None.

A-1

Exhibit B

to

Technology License Agreement

Pending Patent Applications

Patent Application No.	Jurisdiction	Filing Date	Title and Inventor(s)
Non- Provisional Patent Application with US Serial No. 12/184,716	USA	August 1, 2008 with a priority date of August 2, 2007	Title: Enhanced Water Treatment for Reclamation of Waste Fluids and Increased Efficiency Treatment of Potable Waters Inventors: Dennis McGuire and Sanjeev Jakhete
Non- Provisional Patent Application with US Serial No. 12/399,481 (continuation of U.S. Serial No. 12/184,716)	USA	March 6, 2009, with a priority date of August 2, 2007	Title: Enhanced Water Treatment for Reclamation of Waste Fluids and Increased Efficiency Treatment of Potable Waters Inventors: Dennis McGuire and Sanjeev Jakhete
PCT Application No: PCT/US2008/071950 – WO2009/032455 (related PCT application to US Serial No. 12/184,716)	PCT	August 1, 2008 with a priority date of August 2, 2007	Title: Enhanced Water Treatment for Reclamation of Waste Fluids and Increased Efficiency Treatment of Potable Waters Inventors: Dennis McGuire and Sanjeev Jakhete
Provisional Patent Application with US Serial No. 61/158,098	USA	March 6, 2009	Title: Real Time Processing of Water for Hydraulic Fracture Treatments using a Transportable Frac Tank Inventors: Dennis McGuire and Sanjeev Jakhete

B-1

Exhibit C

to

Technology License Agreement

Copies of Assignments

(Attached hereto.)

C-1

**ASSIGNMENT**

| | | | |
|---|---|---|---|
| ASSIGNOR: | Dennis McGuire | | |
| | Status: | an individual | |
| | Address: | 3231 SE St. Lucie Boulevard | |
| | City: | Stuart | State/Zip: FL 34997 |
| ASSIGNOR: | Sanjeev Jakhete | | |
| | Status: | an individual | |
| | Address: | 3515 SE Lionel Terrace | |
| | City: | Stuart | State/Zip: FL 34997 |
| ASSIGNEE: | Ecosphere Technologies, Inc. | | |
| | Status: | a Florida corporation | |
| | Address: | 3515 SE Lionel Terrace | |
| | City: | Stuart | State/Zip: FL 34997 |

TITLE OF INVENTION: ENHANCED WATER TREATMENT FOR RECLAMATION OF WASTE FLUIDS AND INCREASED EFFICIENCY TREATMENT OF POTABLE WATERS
U.S. PATENT SERIAL NO.:________ U.S. FILING DATE:________
ATTY DOCKET NO.: 2016.041

**WHEREAS,** the Assignors having made the above invention and filed application for Letters Patent of the United States thereon, and the Assignee is desirous of acquiring the same. In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignors hereby assign to the Assignee, including its successors, assigns, heirs, administrators, all of the Assignors' rights, title and interest in and to the invention and the patent application therefore identified herein and to any and all patents which may evolve therefrom;

**NOW, THEREFORE,** Assignors intending to be legally bound, hereby assign, transfer and deliver unto Assignee, its successors, legal representatives and assigns, all rights, title and interest in, to and under the Patent Application, including all other rights associated with the invention, including, without limitation, the right to sue for and collect damages for any past infringement of the Patents, and all patent applications related thereto including, but not limited to, all provisionals, non-

Page 1 of 2
Assignment of U.S. Patent Application

provisionals, divisionals, continutations, continutations-in-part, substitutes, reexaminations, reissues and all other applications for patent which have been or shall be filed in the United States and all foreign countries on the inventions based upon the invention; all original, reissued and reexamined patent's and extensions thereof which have been or shall be issued in the United States and all foreign countries on the invention to the full end of the term or terms for which the Patents may be granted, as fully and entirely as the same would have been held by the undersigned Assignors had this Agreement not been made; and specifically including all rights of priority created by the Patent under any treaty, convention or law relating thereto.

Assignors agree, when requested, to carry out in good faith the intent and purpose of this Agreement, to execute and deliver to Assignee, all non-provisionals, divisionals, continuations, continuations-in-part, substitutes, reexaminations, reissues, and all other patent applications on the inventions; all lawful oaths, declarations, assignments, powers of attorney and other papers; communicate to Assignee all facts known to Assignors relating to the invention and the history thereof; and generally do everything possible which Assignee shall consider desirable for vesting title to the invention in Assignee, and for securing, maintaining and enforcing proper patent protection for the inventions; the Assignors agree to execute any papers or perform any acts required to establish, vest or protect the Assignee's rights therein or required by Assignee to obtain said patent, without any additional payment therefor, but without any expense to Assignors.

Date: 03-06-09 Inventor: [signature]
Dennis McGuire

Date: 03/06/09 Inventor: [signature]
Sanjeev Jakhete

STATE OF )
)
COUNTY OF )

Before me this 06 day of MARCH 2009, personally appeared Dennis McGuire and Sanjeev Jakhete, the above named individuals, to me known to be the persons described in, and who executed the foregoing assignment instrument and acknowledge to me that they executed the same on their own free will for the purpose therein expressed.

DAVID A. DONN MY COMMISSION # DD 486582 EXPIRES December 18, 2009 NOTARY PUBLIC STATE OF FLORIDA

Notary Public [signature]

Personally known ✓

or Product Identification ______
Type of Identification Produced ______

Page 2 of 2
Assignment of U.S. Patent Application

# ASSIGNMENT

| | | | | |
|---|---|---|---|---|
| ASSIGNOR: | Dennis McGuire | | | |
| | Status: | an individual | | |
| | Address: | 3231 SE St. Lucie Boulevard | | |
| | City: | Stuart | State/Zip: | FL 34997 |
| ASSIGNOR: | Sanjeev Jakhete | | | |
| | Status: | an individual | | |
| | Address: | 3515 SE Lionel Terrace | | |
| | City: | Stuart | State/Zip: | FL 34997 |
| ASSIGNEE: | Ecosphere Technologies, Inc. | | | |
| | Status: | a Florida corporation | | |
| | Address: | 3515 SE Lionel Terrace | | |
| | City: | Stuart | State/Zip: | FL 34997 |

TITLE OF INVENTION: REAL-TIME PROCESSING OF WATER FOR HYDRAULIC FRACTURE TREATMENTS USING A TRANSPORTABLE FRAC TANK
U.S. PATENT SERIAL NO.:__________ U.S. FILING DATE:__________
ATTY DOCKET NO.: 2016.042

**WHEREAS**, the Assignors having made the above invention and filed application for Letters Patent of the United States thereon, and the Assignee is desirous of acquiring the same. In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignors hereby assign to the Assignee, including its successors, assigns, heirs, administrators, all of the Assignors' rights, title and interest in and to the invention and the patent application therefore identified herein and to any and all patents which may evolve therefrom;

**NOW, THEREFORE**, Assignors intending to be legally bound, hereby assign, transfer and deliver unto Assignee, its successors, legal representatives and assigns, all rights, title and interest in, to and under the Patent Application, including all other rights associated with the invention, including, without limitation, the right to sue for and collect damages for any past infringement of the Patents, and all patent applications related thereto including, but not limited to, all provisionals, non-

Page 1 of 2
Assignment of U.S. Provisional Patent Application

provisionals, divisionals, continutations, continutations-in-part, substitutes, reexaminations, reissues and all other applications for patent which have been or shall be filed in the United States and all foreign countries on the inventions based upon the invention; all original, reissued and reexamined patent's and extensions thereof which have been or shall be issued in the United States and all foreign countries on the invention to the full end of the term or terms for which the Patents may be granted, as fully and entirely as the same would have been held by the undersigned Assignors had this Agreement not been made; and specifically including all rights of priority created by the Patent under any treaty, convention or law relating thereto.

Assignors agree, when requested, to carry out in good faith the intent and purpose of this Agreement, to execute and deliver to Assignee, all non-provisionals, divisionals, continuations, continuations-in-part, substitutes, reexaminations, reissues, and all other patent applications on the inventions; all lawful oaths, declarations, assignments, powers of attorney and other papers; communicate to Assignee all facts known to Assignors relating to the invention and the history thereof; and generally do everything possible which Assignee shall consider desirable for vesting title to the invention in Assignee, and for securing, maintaining and enforcing proper patent protection for the inventions; the Assignors agree to execute any papers or perform any acts required to establish, vest or protect the Assignee's rights therein or required by Assignee to obtain said patent, without any additional payment therefor, but without any expense to Assignors.

Date: 3 6 09 Inventor: [signature]
Dennis McGuire

Date: 03/06/09 Inventor: [signature]
Sanjeev Jakhete

STATE OF )
)
COUNTY OF )

Before me this 06 day of MARCH 2009, personally appeared Dennis McGuire and Sanjeev Jakhete, the above named individuals, to me known to be the persons described in, and who executed the foregoing assignment instrument and acknowledge to me that they executed the same on their own free will for the purpose therein expressed.

Notary Public [signature]

Personally known ✓

or Product Identification

Type of Identification Produced

Page 2 of 2
Assignment of U.S. Provisional Patent Application